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                                                                   EXHIBIT 10.25

Return-Path: <snerlove@nsf gov>
Date: Wed, 01 Oct 97 13:09:00 EST
From: snerlove@nsf gov
To: walt@simulations-plus.com
Subject: AWARD 9710548, Woltosz, Walter S


Award Date September 29,1997
Grant No. DMI-9710548
Proposal No. DMI-9710548



Mr. Walter Woltosz
President, CEO
Simulations Plus, Inc.
40015 Sierra Highway, B- II0
Palmdale, CA 93550



Dear Mr. Woltosz:

The National Science Foundation hereby awards a grant of $300,000 to Simulation Plus, Inc. for support of the project described in the proposal referenced above, as modified by the revised budget and cover page dated June 5, 1997, and the Certificate of Current Cost or Pricing Data dated September 22, 1997.


This project, under your directions is entitled:

"SBIR PHASE II: Computer Simulation of Science and Technical Laboratory Exercises for Physically-Disabled Students."


This award is effective October 15, 1997 and expires March 31, 1999.

This grant is awarded pursuant to the authority of the National Science Foundation Act of 1950 (42 U.S.C. 1861 et seq.) and is subject to the following terms and conditions:


Payments made under this award will be as follows:

$75,000    Advance Payment
$75,000 Upon acceptance by NSF SBIR Program Officer of first semiannual report
$75,000 Upon acceptance by NSF SBIR Program Officer of second semiannual report
$75,000 Upon acceptance by NSF SBIR Program Officer of final report



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The attached budget indicates the amounts, by categories, on which NSF has based its support.


The cognizant NSF program official for this grant is Sara B. (703) 306-1391 ext. 6375. The cognizant NSF grants official is Alfred W. Wilson (703) 306-1218.



Sincerely,



Herbert D. Wolff, III
Grants Officer

SUMMARY PROPOSAL BUDGET

PERSON MOS Funds granted cal acad sumr By NSF

A.   ( 9.00)    Total Senior personnel   17.30    0.00 0.00      $90,450

B. Other Personnel

1.   ( 4.00)    Post doctoral associates 14.50    0.00 0.00      $64,866
2.   ( 0.00)    Other professionals       0.00    0.00 0.00      $0
3.   ( 0.00)    Graduate students                                            $0
4.   ( 0.00)    Secretarial-clerical                             $0
5.   ( 0.00)    Undergraduate students                                       $0
6.   ( 0.00)    Other                                            $0
     Total salaries and wages (A+B)                                          $155,316

C.   Fringe benefits (if charged as direct cost)                 $0
      Total salaries wages and fringes (A+B+C)                               $155,316

D.   Total permanent equipment                                               $0
E.   Travel 1. Domestic                                                      $0
            2. Foreign                                                       $0
F.   Total participant support costs                                         $0
G.   Other direct costs
     1. Materials and supplies                                               $1,959
     2. Publication costs/page charges                           $700
     3. Consultant services                                                  $0
     4. Computer (ADPE) services                                 $0
     5. Subcontracts
     6. Other                                                    $26,124     $0



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
     Total other direct costs                                                $28,783
H.   Total direct costs (A through G)                                       $184,099
I.   Total indirect costs                                                    $97,075
J.   Total direct and indirect costs (H+I)                                  $281,174


K.   Residual funds / Small business fee
     1. Residual funds (if for further support of current
          projects GPM 252 and 253)                            $0
     2. Small business fee                                     $18,826
L.   Amount of this request (J) or (J - KI + K2)               $300,000
M.   Cost sharing



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